STRUCTURED INVESTMENTS
MorganStanley
SmithBarney
                                                         Free Writing Prospectus
                                                          Dated February 9, 2010
                                           Registration Statement No. 333-156423
                                            Offerings Filed Pursuant to Rule 433
Client Strategy Guide: February 2010
[GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: February 2010 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Core Offerings
Six Core Investments Offered

U.S. Equities	.... page 6 .... page 7 .... page 8
International Equities	.... page 9 .... page 10
Commodities	PLUS℠ based on the Dow Jones-UBS Commodity Index℠ (DJUBS) by Morgan Stanley .... page 11

Tactical Offerings
Actionable Themes in the Marketplace

U.S. Equities	.... page 12 JUMP Securities based on the iShares® U.S. Real Estate Index Fund (IYR) by Morgan Stanley... .... page 13 9% to 11% ELKS® based on Wells Fargo & Company (WFC) by Morgan Stanley .... page 14 11% to 13% ELKS® based on AK Steel Holding Corporation (AKS) by Morgan Stanley .... page 15
Commodities	.... page 16
Currencies	.... page 17 PLUS℠ based on a Currency Basket (BRL, KRW, MXN) Relative to the U.S. Dollar by Morgan Stanley .... page 18
Multi-Asset	.... page 19

Selected Risks & Considerations .... page 20

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. February 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

              o For Registered Offerings Issued by Morgan Stanley:
             Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 4
Selected Features & Risk Disclosures [GRAPHIC OMITTED]

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies and interest rates

o    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks & Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 5

Structured Investments Spectrum

Structured Investments can be divided into five broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Principal Protected, Partial Principal Protected,
Enhanced Yield, Leveraged Performance and Access.

Principal Protected Investments combine the return of all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

Partial Principal Protected Investments combine the return of some principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

o    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay all principal at maturity.

o    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

o    May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

o    May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

o    May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 6

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 7
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 8
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 9
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 10
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: February 2010 Offerings Page 11

Opportunities in Commodities

Leveraged Performance

PLUS[SM] based on the Dow Jones-UBS Commodity Index[SM] (DJUBS)

Strategy Overview	✓ Leveraged upside exposure within a certain range of index performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the Dow Jones-UBS Commodity Index[SM] and seeking enhanced returns within a certain range of index performance, in exchange for appreciation potential limited to the maximum payment at maturity

Risk Considerations	✓ No principal protection ✓ Full downside exposure to the Dow Jones-UBS Commodity Index[SM] ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments ✓ Exposure concentrated in physical commodities

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Commodity Index	Dow Jones-UBS Commodity Index[SM]
Maturity Date	August 29, 2011 (approximately 18 Months)
Leverage Factor	300%
Leveraged Upside Payment	$1,000 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$1,240 to $1,270 per PLUS (124% to 127% of the stated principal amount), to be determined on the pricing date
Payment at Maturity per PLUS	• If the Final Index Value is *greater than* the Initial Index Value: o $1,000 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value: o $1,000 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $1,000 and could be zero. There is no minimum payment at maturity on the PLUS.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$1,000 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – February 22, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. February 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 12

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: February 2010 Offerings Page 13

Opportunities in U.S. Equities

Leveraged Performance

JUMP Securities based on the iShares® Dow Jones U.S. Real Estate Index Fund (IYR)

Strategy Overview	✓ Enhanced return within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® Dow Jones U.S. Real Estate Index Fund and seeking enhanced returns within a certain range of index performance, in exchange for a cap on the maximum payment at maturity
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the iShares® Dow Jones U.S. Real Estate Index Fund ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments ✓ Exposure concentrated in real estate

The Jump Securities offer the opportunity for investors to earn a return based on the performance of the iShares Dow Jones U.S. Real Estate Index Fund. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 35% to 40%, which we refer to as the upside payment, if the share price on the valuation date is, at all, above the initial share price. If, on the other hand, the share price on the valuation date is at or below the initial share price, you will receive for each $10 stated principal amount of securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial share price. This amount may be significantly less than the stated principal amount of the securities and may be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Shares	Shares of the iShares® Dow Jones U.S. Real Estate Index Fund
Maturity Date	February 27, 2012 (2 Years)
Upside Payment	$3.50 to $4.00 per Security (35% to 40% of the stated principal amount) to be determined on the pricing date. Accordingly, even if the Final Share Price is significantly greater than the Initial Share Price, your payment at maturity will not exceed $13.50 to $14.00 per Security.
Payment at Maturity per Security	• If the Final Share Price is *greater than* the Initial Share Price, $10 + the Upside Payment • If the Final Share Price is *less than or equal to* the Initial Share Price, $10 x Share Performance Factor *This amount will be equal to or less than the stated principal amount of $10. There is no minimum payment at maturity.*
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The securities will not be listed on any securities exchange.
Issue Price	$10 per security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – February 22, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable Issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2010

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 14
Opportunities in U.S. Equities
Enhanced Yield |_| 9% to 11% ELKS(R) based on Wells Fargo & Company (WFC)

------------- -----------------------------------------------------------------
Strategy
Overview                      |X|  Relatively short-term yield enhancement
                                   strategy that offers above market, fixed
                                   monthly coupons in exchange for full downside
                                   exposure to the underlying equity and, in
                                   most cases, no appreciation potential on the
                                   underlying equity. Investors will realize
                                   appreciation potential only if, on any
                                   trading day, the underlying equity closes at
                                   or below the downside threshold closing price
                                   and at maturity (or on the valuation date if
                                   the cash election is made) closes above its
                                   initial equity price

                              |X|  ELKS offer limited protection against a
                                   decline in the price of the underlying equity
                                   at maturity but only if the underlying equity
                                   does not close at or below the predetermined
                                   downside threshold closing price on any
                                   trading day during the investment term

                              |X|  Monthly coupon is paid regardless of the
                                   performance of the underlying equity
---------------- ---------------------------------------------------------------
 Risk
 Considerations               |X|  No principal protection

                              |X|  Full downside to the underlying equity if the
                                   underlying equity closes at or below the
                                   downside threshold closing price on any
                                   trading day during the investment term

                              |X|  No participation in any appreciation of the
                                   underlying equity unless the underlying
                                   equity closes at or below the downside
                                   threshold closing price on any trading day
                                   during the investment term and at maturity
                                   (or on the valuation date if the holder
                                   elects to receive cash) closes above its
                                   initial equity price

                              |X|  If the underlying equity closes at or below
                                   the downside threshold closing price on any
                                   trading day during the investment term, the
                                   ELKS will redeem for shares of the underlying
                                   equity, or the equivalent cash value, with a
                                   value less than the initial investment if the
                                   underlying equity closes below the initial
                                   equity price on the maturity date (or the
                                   valuation date if the holder elects to
                                   receive cash)
 ---------------- --------------------------------------------------------------
ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below, as supplemented by the accompanying prospectus supplement and prospectus. The ELKS do not guarantee any return of principal at maturity. At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price on any trading day over the term of the ELKS, a number of shares of the underlying equity, equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, could be significantly less than the stated principal amount of the ELKS and may be zero.
The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley. These preliminary terms offer two separate ELKS, each relating to the common stock of a different underlying equity issuer.

Issuer                        Morgan Stanley
Underlying Equity             The Common Stock of Wells Fargo & Company
Maturity Date                 August 27, 2010 (6 Months)
Principal Protection          None
Coupon                        9% to 11% per annum. The actual Coupon will be
                              determined on the pricing date.
Coupon Payment Dates          Monthly, on the 27th of each month, beginning on March 27, 2010
Payment at Maturity           If on any trading day from but excluding the
                              pricing date to and including the valuation date:

                              o    the closing price has not decreased to or
                                   below the Downside Threshold Price, then you
                                   will receive an amount in cash equal to $10
                                   per ELKS; or

                              o    the closing price has decreased to or below
                                   the Downside Threshold Price, then you will
                                   receive shares of the Underlying Equity in
                                   exchange for each ELKS in an amount equal to
                                   the Equity Ratio per ELKS or, if we so elect,
                                   the cash value (determined as of the
                                   valuation date) of such shares. The value of
                                   those shares of the Underlying Equity or that
                                   cash, as applicable, may be significantly
                                   less than the stated principal amount of the
                                   ELKS and may be zero.
Downside Threshold Price      80% of the Initial Equity Price
Initial Equity Price          The closing price of the Underlying Equity on the Pricing Date
Equity Ratio                  $10 divided by the Initial Equity Price, subject
                              to antidilution adjustments for certain corporate
                              events. The Equity Ratio will be determined on the
                              pricing date.
Issue Price/Stated Principal  $10 per ELKS
Amount
Listing                       The ELKS will not be listed on any securities
                              exchange
Expected                      Pricing Date(3) This offering is expected to close
                              for ticketing on Monday - February 22, 2010.

(3) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 15

Opportunities in U.S. Equities

Enhanced Yield |_| 11% to 13% ELKS(R) based on AK Steel Holding Corporation
(AKS)

------------------ -------------------------------------------------------------
Strategy
Overview                      |X| Relatively short-term yield enhancement
                              strategy that offers above market, fixed monthly
                              coupons in exchange for full downside exposure to
                              the underlying equity and, in most cases, no
                              appreciation potential on the underlying equity.
                              Investors will realize appreciation potential only
                              if, on any trading day, the underlying equity
                              closes at or below the downside threshold closing
                              price and at maturity (or on the valuation date if
                              the cash election is made) closes above its
                              initial equity price

                              |X| ELKS offer limited protection against a
                              decline in the price of the underlying equity at
                              maturity only if the underlying equity does not
                              close at or below the predetermined downside
                              threshold closing price on any trading day during
                              the investment term

                              |X| Monthly coupon is paid regardless of the
                              performance of the underlying equity
------------------ -------------------------------------------------------------
Risk Considerations           |X| No principal protection

                              |X| Full downside to the underlying equity if the
                              underlying equity closes at or below the downside
                              threshold closing price on any trading day during
                              the investment term

                              |X| No participation in any appreciation of the
                              underlying equity unless the underlying equity
                              closes at or below the downside threshold closing
                              price on any trading day during the investment
                              term and at maturity (or on the valuation date if
                              the cash election is made) closes above its
                              initial equity price

                              |X| If the underlying equity closes at or below
                              the downside threshold closing price on any
                              trading day during the investment term and at
                              maturity closes below the initial equity price,
                              the ELKS will redeem for shares of the underlying
                              equity, or the equivalent cash value, with a value
                              less than the initial investment if the underlying
                              equity closes below the initial equity price on
                              the maturity date (or the valuation date if the
                              issuer elects to deliver cash)
------------------ ------------------------------------------------------------
ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below, as supplemented by the accompanying prospectus supplement and prospectus. The ELKS do not guarantee any return of principal at maturity. At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price on any trading day over the term of the ELKS, a number of shares of the underlying equity, equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, could be significantly less than the stated principal amount of the ELKS and may be zero.
The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley. These preliminary terms offer two separate ELKS, each relating to the common stock of a different underlying equity issuer.

-------------------------------- -----------------------------------------------
Issuer                        Morgan Stanley
Underlying Equity             The Common Stock of AK Steel Holding Corporation
Maturity Date                 March 29, 2011  (13 Months)
Principal Protection          None
Coupon                        11% to 13% per annum. The actual Coupon will be
                              determined on the pricing date.
Coupon Payment Date           Monthly, on the 29th of each month, beginning on
                              March 29, 2010

                              Payment at Maturity per ELKS If on any trading day
                              from but excluding the pricing date to and
                              including the valuation date:

                              o the closing price has not decreased to or below
                              the Downside Threshold Price, then you will
                              receive an amount in cash equal to $10 per ELKS;
                              or

                              o the closing price has decreased to or below the
                              Downside Threshold Price, then you will receive
                              shares of the Underlying Equity in exchange for
                              each ELKS in an amount equal to the Equity Ratio
                              per ELKS or, if we so elect, the cash value
                              (determined as of the valuation date) of such
                              shares. The value of those shares of the
                              Underlying Equity or that cash, as applicable, may
                              be significantly less than the stated principal
                              amount of the ELKS and may be zero.

Downside Threshold Price      75% of the Initial Equity Price
Initial Equity Price          The closing price of the Underlying Equity on the Pricing Date
Equity Ratio                  $10 divided by the Initial Equity Price, subject
                              to antidilution adjustments for certain corporate
                              events. The Equity Ratio will be determined on the
                              pricing date.
Issue Price/Stated Principal  $10 per ELKS
Amount
Listing                       The ELKS will not be listed on any securities exchange
Expected Pricing Date(4)      This offering is expected to close for ticketing
                              on Monday - February 22, 2010.

(4) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 16

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 17

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: February 2010 Offerings Page 18

Opportunities in Currencies

Leveraged Performance ○ PLUS[SM] based on a Currency Basket (BRL, KRW, MXN) Relative to the U.S. Dollar

Strategy Overview

- ✓ Leveraged upside exposure within a certain range of price performance if the U.S. dollar **weakens** against the basket currencies but if the U.S. dollar **strengthens** against the basket currencies the same downside risk as a direct investment with 1-for-1 downside exposure.
- ✓ May be appropriate for investors anticipating moderate appreciation on the underlying currency basket and seeking enhanced returns within a certain range of basket performance, in exchange for an appreciation limited to the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the depreciation of the underlying currency basket
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of positive performance of the underlying asset. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor in the PLUS will receive an amount in cash that may be greater than, equal to or less than the stated principal amount based on the performance of an equally-weighted basket of three emerging markets currencies relative to the U.S. dollar, subject to the maximum payment at maturity. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**					
Basket (Equally Weighted at 33.3333%)	Currency	Symbol	Currency	Symbol	Currency	Symbol
	Brazilian Real	BRL	Korean Won	KRW	Mexican Peso	MXN
Maturity Date	August 29, 2011 (approximately 18 Months)					
Principal Protection	None					
Interest	None					
Leverage Factor	200%					
Leveraged Upside Payment	$1,000 x Basket Performance x Leverage Factor					
Maximum Payment at Maturity	$1,700 to $1,800 per PLUS (170% to 180% of the stated principal amount). The actual Maximum Payment at Maturity will be determined on the pricing date.					
Basket Performance	Sum of the Currency Performance Values of each of the basket currencies, each as determined on the valuation date					
Payment at Maturity per PLUS	▪ If the basket of currencies **strengthens** relative to the U.S. dollar so that the Basket Performance is positive: $1,000 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* ▪ If the basket of currencies **remains unchanged or weakens** relative to the U.S. dollar so that the Basket Performance is equal to or less than zero: $1,000 x (1 + Basket Performance) *This amount will be equal to or less than the stated principal amount of $1,000. There is no Minimum Payment at Maturity on the PLUS*					
Currency Performance Value	With respect to each Basket Currency: [(Initial Exchange Rate / Final Exchange Rate) – 1] x Weighting					
Listing	The PLUS will not be listed on any securities exchange.					
Issue Price/Stated Principal Amount	$1,000 per PLUS					
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – February 22, 2010.					

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable Issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. February 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 19

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 20

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 21

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific
Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or
Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the principal of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
SmithBarney
Client Strategy Guide: February 2010 Offerings
                                                                          Page 22

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co.
Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in
Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the
Monetary Authority of Singapore, which accepts responsibility for its contents;
in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734
576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by
Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is
distributed in the European Union by Morgan Stanley & Co. International PLC,
except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian
Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although
Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan
Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

"PLUSSM" is a service mark of Morgan Stanley.

 "Dow Jones," "UBS," "Dow Jones-UBS Commodity IndexSM," "DJ-UBSSM" and
"DJ-UBSCISM" are service marks of Dow Jones & Company, Inc. and UBS AG, and have been licensed for use for certain purposes. The securities based on the Dow
Jones-UBS Commodity Index, are not sponsored, endorsed, sold or promoted by Dow
Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

iShares(R) is a service mark of Barclays Global Investors.

ELKS(R) is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright (C) by Morgan Stanley 2010, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.